Exhibit 5.1

May 28, 2025

Board of Directors

Intellinetics, Inc.

2190 Dividend Drive

Columbus, Ohio 43228

Ladies and Gentlemen:

We have acted as special Nevada counsel to Intellinetics, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of shares of its common stock, par value $0.001 (“Common Stock”), having an aggregate offering price of up to $10,000,000 (the “Shares”), pursuant to that certain Registration Statement on Form S-3 (Registration Statement No. 333-286586) (the “Registration Statement”), together with the Prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on April 16, 2025, and declared effective on April 22, 2025, and the Prospectus Supplement relating to the Shares filed with the Commission dated May 28, 2025 (“Prospectus Supplement”). All of the Shares are to be sold by the Company as described in the Prospectus Supplement, and in accordance with the terms and conditions of the ATM Agreement referenced in the Prospectus Supplement (the “Sales Agreement”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares; (iv) the Sales Agreement; and, (v) the Registration Statement, the Prospectus and the Prospectus Supplement. As to matters of fact relevant to the opinions expressed herein, we have obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary and appropriate for the purpose of issuing this opinion letter; and we have further assumed and relied upon, the truth, accuracy, and completeness of the information, statements, and representations contained in such certificates, instruments, records, and other documents we have reviewed, including the facts and conclusions set forth in any officers’ certificates, the factual statements contained in the Registration Statement, the Prospectus, the Prospectus Supplement, and the factual representations and warranties contained in the Sales Agreement and the agreements, instruments, and other documents attached to, referred to or incorporated by reference in any of the foregoing documents. We have not independently investigated or verified any of the forgoing assumptions.

In connection with this opinion letter, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents. We have assumed that the Sales Agreement constitutes the legal, valid and binding obligations of all of the parties thereto, including the Company. We have further assumed that after the issuance of any Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan, arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s Articles of Incorporation.

We have further assumed that: (i) the Registration Statement, the Prospectus and the Prospectus Supplement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Shares are offered and sold as contemplated by the Sales Agreement, the Registration Statement, the Prospectus and the Prospectus Supplement; and, (ii) the Shares will be issued in compliance with the applicable provisions of the Act, and the securities or blue sky laws of various states. No opinions are expressed herein as to any matter pertaining to the contents of the Registration Statement, Prospectus, or Prospectus Supplement other than as expressly stated herein with respect to the issuance and sale of the Shares. In connection with this opinion letter, we have also made other assumptions that are customary in opinion letters of this kind.

Based upon, subject to and limited by the foregoing and the qualifications set forth in subsequent portions of this opinion letter, it is our opinion that the Shares, when issued in accordance with the terms and conditions described in the Sales Agreement and the Prospectus Supplement, and when stock certificates or book entry positions representing the Shares have been duly executed, registered in the books and records of the Company and delivered, will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Registration Statement, the Prospectus and the Prospectus Supplement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

This opinion letter is issued in the State of Nevada. By issuing this opinion letter, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion letter shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion letter as part of the Registration Statement, the Prospectus, and the Prospectus Supplement, and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ MCDONALD CARANO, LLP

MCDONALD CARANO LLP